Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

Equity Bancshares, Inc. Reports Net Income for Third Quarter 2018,

Continues to Build Oklahoma Franchise

Completes City Bank and Trust acquisition, announces pending addition of bank locations in Guymon and Cordell, Oklahoma, from MidFirst Bank

WICHITA, Kansas, October 16, 2018 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “we”, “us”, “our”), the Wichita-based holding company of Equity Bank, reported its unaudited results for the quarter ended September 30, 2018, including net income allocable to common stockholders for the quarter of $10.3 million, or $0.64 per diluted share.  Year-to-date 2018 net income allocable to common stockholders was $25.9 million and $1.66 per diluted share.

Notable Items:

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Income before taxes for the third quarter of 2018 was $13.3 million, or $0.82 per diluted share, compared to $7.2 million, or $0.58 per diluted share, for the same time period in 2017.  Income before taxes, adjusted to exclude merger expense, was $14.0 million, or $0.87 per diluted share, for the third quarter of 2018, compared to $8.3 million, or $0.66 per diluted share, for the third quarter of 2017.

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Stated diluted earnings per share in the third quarter of 2018 was $0.64.  Merger expenses, adjusted for estimated income tax, were $581 thousand in the third quarter of 2018, or $0.04 per diluted share.

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Net income allocable to common stockholders, adjusted for after-tax merger expense, was $10.9 million, or $0.68 per diluted share in the third quarter of 2018.  Net income allocable to common stockholders, adjusted for after-tax merger expense of $748 thousand, was $5.9 million, or $0.47 per diluted share in the third quarter of 2017.

On September 24, 2018, Equity announced its purchase and assumption agreement to acquire MidFirst Bank (“MidFirst”) offices in Guymon and Cordell, Oklahoma, from parent company, Midland Financial Co., of Oklahoma City, Oklahoma.  After the closing of the acquisition, which is expected to be completed during the first quarter of 2019, pending receipt of regulatory approval and satisfaction of customary closing conditions, Equity will have completed 19 successful business combinations since 2003, and nine since the Company’s initial public offering in November 2015.  Following the acquisition of the MidFirst branches, Equity will have 52 full-service bank locations throughout its footprint.

Equity completed its merger with City Bank and Trust (“CBT”) in Guymon, Oklahoma, on August 23, 2018.  Results of operations of CBT are included in Equity’s third quarter results subsequent to the merger.

“During the third quarter, our sales teams across our regions worked collectively and thoughtfully to add organic deposit and loan customer relationships while continuing to serve our communities with competitive and customized products,” said Brad Elliott, Chairman and CEO of Equity. “Our operational teams continued to help us add community banks to our platform, exhibiting entrepreneurial and collaborative spirit while welcoming Oklahoma Panhandle team members and customers.  The addition of MidFirst locations in Guymon and Cordell will help us deliver on our strategy of providing sophisticated banking solutions to customers in a growing footprint.”

Highlights of Equity’s growth include:

-	Total loans held for investment of $2.56 billion at September 30, 2018, compared to total loans held for investment of $2.10 billion at December 31, 2017.
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Total deposits were $2.82 billion at September 30, 2018, compared to $2.38 billion at December 31, 2017.  Signature deposits, or core deposits comprised of checking accounts, savings accounts and money market accounts, were $1.97 billion at September 30, 2018, compared to $1.61 billion at December 31, 2017.

-	Total assets of $3.93 billion at September 30, 2018, compared to $3.17 billion at December 31, 2017.
-	Book value per common share of $28.07 at September 30, 2018 and $25.62 at December 31, 2017. Tangible book value per common share of $18.22 at September 30, 2018 and $17.61 at December 31, 2017.

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

Financial Results for Nine Months Ended September 30, 2018

Net income allocable to common stockholders was $25.9 million for the nine months ended September 30, 2018, as compared to $16.4 million for the nine months ended September 30, 2017, an increase of $9.5 million, or 58.2%.  Financial results reflect our mergers with Kansas Bank Corporation (“KBC”), parent company of First National Bank of Liberal/Hugoton (“FNB”) in Liberal, Kansas and Adams Dairy Bancshares, Inc. (“Adams”), parent company of Adams Dairy Bank in Blue Springs, Missouri, beginning on May 5, 2018, and CBT beginning on August 24, 2018.  The KBC merger added four bank locations in Liberal, Kansas and one bank location in Hugoton, Kansas with total assets of $336.1 million; the Adams merger added one bank location in Blue Springs, Missouri, with total assets of $115.8 million; and the CBT merger added one bank location in Guymon, Oklahoma, with total assets of $163.3 million.  During the nine months ended September 30, 2018, there was $6.5 million ($5.0 million after tax) of merger expense principally related to the KBC, Adams and CBT mergers.

Diluted earnings per share were $1.66 for the nine-month period ended September 30, 2018, as compared to $1.33 for the comparable period of 2017.  Weighted average fully diluted shares were 15,578,017 and 12,335,711 for the nine months ended September 30, 2018 and 2017.  The increase in weighted average fully diluted shares reflects the issuance of 2,370,688 shares in connection with Equity’s November 2017 mergers with Eastman National Bancshares, Inc. (“Eastman”) and Cache Holdings, Inc. (“Cache”) and 1,164,912 shares in connection with Equity’s May 2018 mergers with KBC and Adams.

Net interest income was $91.5 million for the nine months ended September 30, 2018, as compared to $61.4 million for the nine months ended September 30, 2017, a $30.0 million, or 48.9% increase.  The additional net interest income was primarily driven by an increase in yield of interest-earning assets and growth in loans and securities balances, partially offset by higher interest expense as we funded the increase in earning assets with more deposits and borrowings and an overall increase in the average cost of deposits.

Our net interest margin was 3.86% for the nine months ended September 30, 2018, as compared to 3.85% for the nine months ended September 30, 2017.

The provision for loan losses was $3.2 million for the nine months ended September 30, 2018, as compared to $2.5 million for the nine months ended September 30, 2017.  Net charge-offs for the nine months ended September 30, 2018 were $698 thousand, as compared to net charge-offs of $913 thousand for the same period of 2017.

Total non-interest income was $14.3 million for the nine months ended September 30, 2018 as compared to $11.3 million for the nine months ended September 30, 2017.  Increases in service charges and fees and in debit card income are principally attributable to the addition of accounts and higher transaction volumes associated with the Eastman, Cache, KBC, Adams and CBT mergers.  Non-interest income includes the rise in value of bank-owned life insurance of $1.7 million and $1.1 million for the nine-month periods ended September 30, 2018 and 2017.

Total non-interest expense was $69.2 million for the nine months ended September 30, 2018, as compared to $46.7 million for the nine months ended September 30, 2017.  These results primarily reflect the effect of the November 2017 Eastman and Cache mergers, the May 2018 KBC and Adams mergers and the August 2018 CBT merger.  In addition, the results reflect additional lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth and increased data processing costs due to increased accounts and higher transaction volumes.  Non-interest expense also includes merger expenses of $6.5 million ($5.0 million after tax) for the nine months ended September 30, 2018.  Merger expenses for the nine months ended September 30, 2017, totaled $2.1 million ($1.4 million after-tax).

Equity’s effective tax rate for the nine-month period ended September 30, 2018 was 22.2%, as compared to 30.5% for the nine-month period ended September 30, 2017.  On December 22, 2017, the Tax Cuts and Jobs Act (“Tax Reform”) was enacted, which reduced the U.S. federal statutory income tax rate from the 35% rate applicable in 2017 to 21% in 2018.  Equity’s estimated annual effective tax rate was reduced approximately 10 percentage points in 2018 principally due to this reduction in the U.S. federal statutory rate.  In addition to the statutory tax rates applicable in each period, the estimated annual effective tax rate for both 2018 and 2017 reflect the levels of tax-

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

exempt interest income, non-taxable life insurance income, non-deductible facilitative merger expenses and other non-deductible expenses included in income before income taxes as well as available federal income tax credits.  Partially offsetting the benefit of the rate reduction was a decrease in excess tax benefits associated with the exercise of stock options recorded during the nine months ended September 30, 2018, as compared to the same time period of the prior year.  Excess tax benefits were $25 thousand in the first nine months of 2018, down $322 thousand from the excess tax benefits recorded in the first nine months of 2017.

Financial Results for Quarter Ended September 30, 2018

Net income allocable to common stockholders was $10.3 million for the three months ended September 30, 2018, as compared to $5.2 million for the three months ended September 30, 2017, an increase of $5.2 million or 100.2%.

Diluted earnings per share were $0.64 for the three months ended September 30, 2018, as compared to $0.41 for the comparable period of 2017.  Weighted average fully diluted shares were 16,136,607 and 12,476,611 for the three months ended September 30, 2018 and 2017.  The increase in weighted average fully diluted shares reflect the issuance of 2,370,688 shares in connection with Equity’s November 2017 mergers with Eastman and Cache and 1,164,912 shares in connection with Equity’s May 2018 mergers with KBC and Adams.

Net interest income was $32.8 million for the three months ended September 30, 2018, as compared to $20.3 million for the three months ended September 30, 2017, a $12.4 million or 61.2% increase.  The additional net interest income was primarily driven by growth in loans and securities balances and to a lesser extent an increase in average yield on loans, partially offset by an increase in interest expense as we funded the growth in earning assets with more deposits and borrowings and an overall increase in the average cost of deposits.

Our net interest margin was 3.76% for the three months ended September 30, 2018, as compared to 3.68% for the three months ended September 30, 2017.  The increase in net interest margin was primarily due to additional overall volume and yield of interest-earning assets including an increase in accretion of purchase accounting discounts related to the Eastman, Cache, KBC and Adams mergers and to a lesser extent, the CBT merger, partially offset by an overall increase in volumes and cost of interest-bearing liabilities.

The provision for loan losses was $1.3 million for the three months ended September 30, 2018, as compared to $727 thousand for the three months ended September 30, 2017.  For the three months ended September 30, 2018, we had net charge-offs of $364 thousand, as compared to net charge-offs of $326 thousand for the same period in 2017.

Total non-interest income rose to $5.4 million for the three months ended September 30, 2018, versus $4.0 million for the three months ended September 30, 2017.  Increases in service charges and fees and debit card income are principally attributable to the addition of accounts and higher transaction volumes associated with the Eastman, Cache, KBC and Adams mergers and to a lesser extent, the August 2018 merger with CBT.  Non-interest income includes the increase in value of bank-owned life insurance of $521 thousand and $359 thousand for the three-month periods ended September 30, 2018 and 2017.

Total non-interest expense was $23.6 million for the quarter ended September 30, 2018, compared to $16.4 million for the quarter ended September 30, 2017.  These results reflect the effect of the November 2017 addition of five locations in northern Oklahoma; the May 2018 addition of five locations in southwest Kansas plus one location in Blue Springs, Missouri; and the August 2018 addition of one location in Guymon, Oklahoma.  In addition, the results reflect added lending, customer service, corporate and operations staff indirectly attributable to mergers and organic growth and increased data processing costs due to more accounts and higher transaction volumes.  Non-interest expense also includes merger expenses of $757 thousand ($581 thousand after tax) for the three months ended September 30, 2018.  Merger expenses for the three months ended September 30, 2017, totaled $1.0 million ($748 thousand after tax).

Equity’s effective tax rate was 22.1% for the three months ended September 30, 2018, as compared to 28.8% for the quarter ended September 30, 2017.  The effective tax rates for each of the comparable periods reflect the applicable statutory tax rates as well as the levels of tax-exempt interest income, non-taxable life insurance income, non-

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

deductible facilitative merger expense and other non-deductible expense included in income before income taxes as well as available federal income tax credits.  Excess tax benefits associated with the exercise of stock options were $19 thousand in the third quarter of 2018, as compared to $132 thousand in the comparable period of 2017.

Loans, Deposits, and Total Assets

Loans held for investment were $2.56 billion at September 30, 2018, as compared to $2.10 billion at December 31, 2017, an increase of $453.8 million.  The increase in loans held for investment includes $159.9 million and $82.7 million of net loans acquired in the May 2018 KBC and Adams mergers, $77.6 million of net loans acquired in the August 2018 CBT merger and $133.6 million of organic loan growth.

As of September 30, 2018, Equity’s allowance for loan losses to total loans was 0.43%, as compared to 0.40% at December 31, 2017.  Total reserves, including purchase discounts, to total loans were approximately 1.12% as of September 30, 2018, as compared to 1.21% at December 31, 2017.  Nonperforming assets of $50.3 million as of September 30, 2018, were 1.28% of total assets and included nonperforming assets of $2.8 million acquired in the KBC merger, $1.4 million acquired in the Adams mergers and $6.4 million acquired in the CBT merger.  Nonperforming assets at December 31, 2017, were $48.2 million or 1.52% of total assets.

Total deposits were $2.82 billion at September 30, 2018, as compared to $2.38 billion at December 31, 2017.  Total deposits increased $439.2 million between December 31, 2017, and September 30, 2018.  This increase included $288.4 million of deposits assumed in the KBC merger, $97.1 million of deposits assumed in the Adams merger, $126.9 million of deposits assumed in the CBT merger and $59.2 million in organic growth; offset by a decrease of $132.4 million in deposits primarily related to a planned reduction in brokered deposits assumed in prior mergers and seasonal decreases in public funds deposits. Signature deposits were $1.97 billion at September 30, 2018, as compared to $1.61 billion at December 31, 2017.

At September 30, 2018, Equity had consolidated total assets of $3.93 billion, as compared to $3.17 billion at December 31, 2017, an increase of $760.5 million.  The increase in total assets includes $336.1 million of total assets acquired in the KBC merger, $115.8 million of total assets acquired in the Adams merger and $163.3 million of total assets acquired in the CBT merger.

Capital and Borrowings

In connection with the KBC and Adams mergers, Equity issued 820,849 shares and 344,063 shares, in each case, valued at $39.11 per share, Equity’s closing price on May 4, 2018.  Net of $207 thousand of stock issuance costs, the KBC merger added $31.9 million to stockholders’ equity while the Adams merger added $13.2 million to stockholders’ equity, net of $237 thousand of stock issuance costs.

At September 30, 2018, common stockholders’ equity totaled $443.2 million, $28.07 per common share, compared to $374.1 million, $25.62 per common share, at December 31, 2017.  Tangible common equity was $287.8 million and tangible book value per common share was $18.22 at September 30, 2018.  Tangible common equity was $257.2 million and tangible book value per common share was $17.61 at December 31, 2017.  The ratio of common equity tier 1 capital to risk-weighted assets was approximately 10.57% and the total capital to risk-weighted assets was approximately 11.46% at September 30, 2018.

Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided at the end of this press release.

Conference Call and Webcast

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

Equity Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Greg Kossover, will hold a conference call and webcast to discuss third quarter 2018 results on Wednesday, October 17, 2018 at 10 a.m. eastern time and 9 a.m. central time.

Investors, news media and other participants should register for the call or audio webcast at investor.equitybank.com. On Wednesday, October 17, 2018, participants may also dial into the call toll-free at (844) 534-7311 from anywhere in the U.S. or (574) 990-1419 internationally, using conference ID no. 8488275.

Participants are encouraged to dial into the call or access the webcast approximately 10 minutes prior to the start time.  Presentation slides to pair with the call or webcast will be posted one hour prior to the call at investor.equitybank.com.

A replay of the call and webcast will be available two hours following the close of the call until October 24, 2018, accessible at (855) 859-2056 with conference ID no. 8488275 at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services.  As of September 30, 2018, Equity had $3.93 billion in consolidated total assets, with 49 full-service banking locations throughout Kansas, Missouri, Arkansas and Oklahoma, including its corporate headquarters in Wichita and bank locations throughout the Kansas City and Tulsa metropolitan areas.  Learn more at www.equitybank.com.

Equity seeks to provide an enhanced banking experience for customers by providing a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank.  Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.”

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control.  Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict.  Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses, and similar variables.  The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 16, 2018 and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.  If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates.  Accordingly, you should not place undue reliance on any such forward-looking statements.  Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

developments or otherwise.  New risks and uncertainties arise from time to time, and it is not possible for us to predict those events or how they may affect us.  In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement.  This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Unaudited Financial Tables

•	Table 1. Selected Financial Highlights
•	Table 2. Consolidated Balance Sheets
•	Table 3. Consolidated Statements of Income
•	Table 4. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

TABLE 1. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Statement of Income Data
Net interest income	$32,755	$30,920	$27,787	$24,589	$20,321
Provision for loan losses	1,291	750	1,170	503	727
Net gains (losses) from securities transactions	(4)	(2)	(8)	—	175
Other non-interest income	5,437	4,594	4,259	4,104	3,860
Total non-interest income	5,433	4,592	4,251	4,104	4,035
Merger expenses	757	5,236	531	3,267	1,023
Other non-interest expense	22,890	20,739	19,096	17,451	15,365
Total non-interest expense	23,647	25,975	19,627	20,718	16,388
Income before income taxes	13,250	8,787	11,241	7,472	7,241
Provision for income taxes	2,928	1,920	2,530	3,198	2,084
Net income	10,322	6,867	8,711	4,274	5,157
Net income allocable to common stockholders	10,322	6,867	8,711	4,274	5,157
Basic earnings per share	0.65	0.45	0.60	0.32	0.42
Diluted earnings per share	0.64	0.44	0.58	0.31	0.41

Balance Sheet Data (at period end)
Securities available-for-sale	$172,388	$180,238	$174,717	$162,272	$81,116
Securities held-to-maturity	713,899	665,995	522,021	535,462	528,944
Gross loans held for investment	2,557,055	2,411,471	2,125,324	2,103,279	1,540,761
Allowance for loan losses	11,010	10,083	9,316	8,498	7,969
Intangible assets, net	155,430	146,538	115,032	116,922	71,353
Total assets	3,931,036	3,712,185	3,176,062	3,170,509	2,405,426
Total deposits	2,821,246	2,635,048	2,368,297	2,382,013	1,868,493
Non-time deposits	1,969,715	1,829,902	1,647,105	1,605,514	1,223,244
Borrowings	652,755	631,501	414,415	401,652	235,098
Total liabilities	3,487,799	3,278,903	2,794,575	2,796,365	2,113,591
Total stockholders’ equity	443,237	433,282	381,487	374,144	291,835
Tangible common equity*	287,807	286,744	266,455	257,222	220,482

Selected Average Balance Sheet Data (quarterly average)
Total gross loans receivable	$2,516,833	$2,317,071	$2,122,973	$1,850,045	$1,528,658
Investment securities	860,940	767,038	699,055	669,220	621,055
Interest-earning assets	3,457,871	3,158,187	2,883,960	2,573,043	2,192,275
Total assets	3,804,114	3,475,786	3,169,131	2,820,548	2,402,599
Interest-bearing deposits	2,251,937	2,148,361	2,043,784	1,821,850	1,584,618
Borrowings	642,575	495,558	389,120	330,651	266,392
Total interest-bearing liabilities	2,894,512	2,643,919	2,432,904	2,152,501	1,851,010
Total deposits	2,709,741	2,556,982	2,390,648	2,140,490	1,837,726
Total liabilities	3,364,343	3,062,312	2,791,236	2,483,029	2,113,592
Total stockholders’ equity	439,771	413,474	377,895	337,519	289,007
Tangible common equity*	289,515	279,328	261,261	240,899	217,542

Performance Ratios
Return on average assets (ROAA) annualized	1.08%	0.79%	1.11%	0.60%	0.85%
Return on total average stockholders equity (ROAE) annualized	9.31%	6.66%	9.35%	5.02%	7.08%
Return on average tangible common equity (ROATCE) annualized*	14.91%	10.58%	14.01%	7.41%	9.71%
Yield on loans annualized	5.73%	5.73%	5.55%	5.40%	5.30%
Cost of interest-bearing deposits annualized	1.15%	1.00%	0.94%	0.87%	0.82%
Cost of total deposits annualized	0.95%	0.84%	0.80%	0.74%	0.71%
Net interest margin annualized	3.76%	3.93%	3.91%	3.79%	3.68%
Efficiency ratio*	59.93%	58.40%	59.59%	60.82%	63.54%
Non-interest income / average assets	0.57%	0.53%	0.54%	0.58%	0.67%
Non-interest expense / average assets	2.47%	3.00%	2.51%	2.91%	2.71%

Capital Ratios
Tier 1 Leverage Ratio	8.60%	9.36%	9.45%	10.33%	10.32%
Common Equity Tier 1 Capital Ratio	10.57%	11.13%	11.80%	11.56%	13.33%
Tier 1 Risk Based Capital Ratio	11.07%	11.65%	12.41%	12.17%	14.15%
Total Risk Based Capital Ratio	11.46%	12.03%	12.81%	12.54%	14.62%
Total stockholders’ equity to total assets	11.28%	11.67%	12.01%	11.80%	12.13%
Tangible common equity to tangible assets*	7.62%	8.04%	8.70%	8.42%	9.45%
Book value per common share	$28.07	$27.44	$26.09	$25.62	$23.86
Tangible book value per common share*	$18.22	$18.16	$18.22	$17.61	$18.03
Tangible book value per diluted common share*	$17.86	$17.78	$17.85	$17.29	$17.64

* The value noted is considered a Non-GAAP financial measure.  For a reconciliation of Non-GAAP financial measures, see Table 4. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

TABLE 2. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	September 30, 2018	December 31, 2017
ASSETS
Cash and due from banks	$60,195	$48,034
Federal funds sold	1,184	4,161

Cash and cash equivalents	61,379	52,195

Interest-bearing time deposits in other banks	6,741	3,496
Available-for-sale securities	172,388	162,272
Held-to-maturity securities, fair value of $695,466 and $532,744	713,899	535,462
Loans held for sale	43,372	16,344
Loans, net of allowance for loan losses of $11,010 and $8,498	2,546,045	2,094,781
Other real estate owned, net	7,014	7,907
Premises and equipment, net	79,607	63,449
Bank-owned life insurance	72,587	68,384
Federal Reserve Bank and Federal Home Loan Bank stock	38,838	24,373
Interest receivable	17,129	12,371
Goodwill	131,723	104,907
Core deposit intangibles, net	22,466	10,738
Other	17,848	13,830

Total assets	$3,931,036	$3,170,509

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$483,432	$366,530

Total non-interest bearing deposits	483,432	366,530

Savings, NOW and money market	1,486,283	1,238,984
Time	851,531	776,499

Total interest-bearing deposits	2,337,814	2,015,483

Total deposits	2,821,246	2,382,013

Federal funds purchased and retail repurchase agreements	43,250	37,492
Federal Home Loan Bank advances	570,907	347,692
Bank stock loan	24,412	2,500
Subordinated debentures	14,186	13,968
Contractual obligations	1,734	1,967
Interest payable and other liabilities	12,064	10,733
Total liabilities	3,487,799	2,796,365

Stockholders’ equity
Common stock	173	161
Additional paid-in capital	378,516	331,339
Retained earnings	91,401	65,512
Accumulated other comprehensive loss	(7,077)	(3,092)
Employee stock loans	(121)	(121)
Treasury stock	(19,655)	(19,655)
Total stockholders’ equity	443,237	374,144
Total liabilities and stockholders’ equity	$3,931,036	$3,170,509

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

TABLE 3. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Interest and dividend income
Loans, including fees	$36,335	$20,420	$98,484	$60,482
Securities, taxable	4,836	2,982	12,671	8,930
Securities, nontaxable	1,097	863	3,001	2,510
Federal funds sold and other	754	323	1,820	963

Total interest and dividend income	43,022	24,588	115,976	72,885

Interest expense
Deposits	6,510	3,270	16,566	8,740
Federal funds purchased and retail repurchase agreements	30	15	77	40
Federal Home Loan Bank advances	3,155	731	6,548	1,967
Bank stock loan	265	—	448	—
Subordinated debentures	307	251	875	725

Total interest expense	10,267	4,267	24,514	11,472

Net interest income	32,755	20,321	91,462	61,413
Provision for loan losses	1,291	727	3,211	2,450

Net interest income after provision for loan losses	31,464	19,594	88,251	58,963
Non-interest income
Service charges and fees	1,912	1,348	5,221	3,797
Debit card income	1,667	1,175	4,442	3,385
Mortgage banking	392	521	1,017	1,546
Increase in value of bank-owned life insurance	521	359	1,681	1,068
Net gains (losses) from securities transactions	(4)	175	(14)	271
Other	945	457	1,929	1,269

Total non-interest income	5,433	4,035	14,276	11,336

Non-interest expense
Salaries and employee benefits	12,361	8,353	34,881	24,395
Net occupancy and equipment	2,125	1,603	5,938	4,621
Data processing	2,195	1,218	5,837	3,570
Professional fees	686	759	2,245	1,737
Advertising and business development	802	535	2,086	1,677
Telecommunications	451	275	1,252	966
FDIC insurance	457	290	1,211	615
Courier and postage	321	222	879	684
Free nation-wide ATM cost	364	238	986	683
Amortization of core deposit intangibles	694	243	1,703	687
Loan expense	319	199	810	658
Other real estate owned	355	219	(48)	494
Merger expenses	757	1,023	6,524	2,085
Other	1,760	1,211	4,945	3,873

Total non-interest expense	23,647	16,388	69,249	46,745

Income before income taxes	13,250	7,241	33,278	23,554
Provision for income taxes	2,928	2,084	7,378	7,179

Net income	$10,322	$5,157	$25,900	$16,375

Net income allocable to common stockholders	$10,322	$5,157	$25,900	$16,375

Basic earnings per share	$0.65	$0.42	$1.70	$1.36

Diluted earnings per share	$0.64	$0.41	$1.66	$1.33

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

TABLE 4. Non-GAAP Financial Measures (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Total stockholders’ equity	$443,237	$433,282	$381,487	$374,144	$291,835
Less: goodwill	131,723	125,485	103,412	104,907	64,587
Less: core deposit intangibles, net	22,466	19,800	10,355	10,738	5,476
Less: mortgage servicing asset, net	13	14	16	17	19
Less: naming rights, net	1,228	1,239	1,249	1,260	1,271

Tangible common equity	$287,807	$286,744	$266,455	$257,222	$220,482
Common shares issued at period end	15,792,695	15,780,777	14,609,414	14,605,607	12,230,319
RSU shares vested	—	6,768	11,844	—	—

Common shares outstanding at period end	15,792,695	15,787,545	14,621,258	14,605,607	12,230,319

Diluted common shares outstanding at period end	16,118,067	16,131,096	14,923,798	14,873,257	12,501,484

Book value per common share	$28.07	$27.44	$26.09	$25.62	$23.86

Tangible book value per common share	$18.22	$18.16	$18.22	$17.61	$18.03

Tangible book value per diluted common share	$17.86	$17.78	$17.85	$17.29	$ 17.64

Total assets	$3,931,036	$3,712,185	$3,176,062	$3,170,509	$2,405,426
Less: goodwill	131,723	125,485	103,412	104,907	64,587
Less: core deposit intangibles, net	22,466	19,800	10,355	10,738	5,476
Less: mortgage servicing asset, net	13	14	16	17	19
Less: naming rights, net	1,228	1,239	1,249	1,260	1,271

Tangible assets	$3,775,606	$3,565,647	$3,061,030	$3,053,587	$2,334,073

Total stockholders’ equity to total assets	11.28%	11.67%	12.01%	11.80%	12.13%

Tangible common equity to tangible assets	7.62%	8.04%	8.70%	8.42%	9.45%

Total average stockholders’ equity	$439,771	$413,474	$377,895	$337,519	$289,007
Less: average intangible assets and preferred stock	150,256	134,146	116,634	96,620	71,465

Average tangible common equity	$289,515	$279,328	$261,261	$240,899	$217,542

Net income allocable to common stockholders	$10,322	$6,867	$8,711	$4,274	$5,157
Amortization of intangible assets	707	637	396	349	256
Less: tax effect of intangible assets amortization	148	134	83	122	90

Adjusted net income allocable to common stockholders	$10,881	$7,370	$9,024	$4,501	$5,323

Return on total average stockholders’ equity (ROAE) annualized	9.31%	6.66%	9.35%	5.02%	7.08%

Return on average tangible common equity (ROATCE) annualized	14.91%	10.58%	14.01%	7.41%	9.71%

Non-interest expense	$23,647	$25,975	$19,627	$20,718	$16,388
Less: merger expenses	757	5,236	531	3,267	1,023

Non-interest expense, excluding merger expenses	$22,890	$20,739	$19,096	$17,451	$15,365

Net interest income	$32,755	$30,920	$27,787	$24,589	$20,321

Non-interest income	$5,433	$4,592	$4,251	$4,104	$4,035
Less: net gains (losses) from securities transactions	(4)	(2)	(8)	—	175

Non-interest income, excluding net gains (losses) from securities transactions	$5,437	$4,594	$4,259	$4,104	$3,860

Net interest income plus non-interest income, excluding net gains (losses) from securities transactions	$38,192	$35,514	$32,046	$28,693	$24,181
Non-interest expense to net interest income plus non-interest income	61.92%	73.14%	61.26%	72.21%	67.29%

Efficiency ratio	59.93%	58.40%	59.59%	60.82%	63.54%

Equity Bancshares, Inc.

PRESS RELEASE - 10/16/2018

Investor Contact:

Jacob Willis

Investor Relations Officer

316-779-1675

jwillis@equitybank.com

investor.equitybank.com

Media Contact:

John Hanley

SVP, Director of Marketing

816-505-4063

jhanley@equitybank.com